Exhibit 99.1

Press Release

Contacts:	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Reports Results for the Second Quarter 2010

John Quigley named President and Chief Executive Officer

FREMONT, Calif., August 4, 2010 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the second quarter ended July 4, 2010.

Revenue for the second quarter of 2010 was $55.6 million compared with revenue of $57.4 million for the first quarter of 2010 and revenue of $22.4 million for the second quarter of 2009.

“Ikanos’ revenue for the second quarter of 2010 was just below our guidance,” said Dennis Bencala, chief financial officer of Ikanos. “Overall, Ikanos’ revenue continued to be well diversified by region. Our core VDSL business also saw double digit sequential revenue growth from first quarter to second quarter 2010. In contrast, revenue from ADSL products decreased. What we now see as a sustained decline in the market for these ADSL products led us to write down inventory by $12.9 million during the second quarter, which reduced gross margin by 23% and 11% to 24% and 31% respectively on a GAAP basis, for the three and six months ended July 4, 2010.”

In response to the decline in demand for certain products, the Company has initiated a worldwide restructuring plan which will take place in the third and fourth quarter of this year resulting in approximately a 20% headcount reduction and an anticipated annual operational cost savings of approximately $15 million in 2011. The restructuring plan is contemplated to include the closing of three overseas offices. The restructuring charges consist of estimated severance expenses of approximately $4.0 million to $4.5 million, software license impairment expense of approximately $1.0 million and facility exit costs of approximately $1.0 million to $1.5 million. The objective of the restructuring plan is to align Ikanos’ operating expenses with its revised revenue forecast to achieve profitability while re-allocating sufficient engineering resources to the continued development of innovative broadband technology and products.

“Over the last several months, Ikanos has conducted a thorough technology, product line and financial review,” said Dado Banatao, executive chairman of Ikanos. “We’re making a number of changes to better position the company. First, we’re focusing our engineering team in areas where Ikanos has advanced technology that we believe will further differentiate our offerings in the market. Ikanos plans to bring those products to market with more velocity than in the past. Second, we are instilling new planning processes in the company. And third, we’ve brought in a team that has the engineering and management experience necessary to guide Ikanos as we rebuild our technology and product leadership. These new advanced products are expected to drive future revenue growth.”

“Additionally, today we have announced that John Quigley has been named president and chief executive officer,” said Banatao. “I have known John from his days at SiRF Technology where he proved to be a mature leader who excelled in engineering execution and customer focus. Replacing John will be Syrus Ziai, who will assume the role as vice president, worldwide engineering. Syrus has a proven track record in chip development and has already added value at Ikanos heading the VLSI team. Please welcome John and Syrus to their new leadership roles. As for myself, I plan to continue to serve as the chairman of the board of directors of Ikanos and I look forward to working with John and his management team.”

Financial Details:

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, impairments and gains on sale of securities, one time severance expenses, certain expenses resulting from acquisitions such as transaction-related expenses, amortization of intangible assets, asset impairments, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the second quarter of 2010 was $10.7 million, or $0.20 per share on 54.5 million weighted average shares. This compares with a net loss of $4.4 million, or $0.08 per share on 54.1 million weighted average shares in the first quarter of 2010 and with a net loss of $6.4 million, or $0.22 per share on 29.4 million weighted average shares in the second quarter of 2009.

Non-GAAP net loss for the second quarter of 2010 was $6.8 million, or $0.12 per share on 54.5 million weighted average shares. This compares with non-GAAP net income of $2.2 million, or $0.04 per share, in the first quarter of fiscal 2010, and with a non-GAAP net loss of $2.8 million, or $0.09 per share, in the second quarter of 2009.

Revenue for the six months ended July 4, 2010 was $113.0 million, compared with the $43.2 million reported for the six months ended June 28, 2009.

GAAP net loss for the six months ended July 4, 2010 was $15.1 million, or $0.28 per share on 54.3 million weighted average shares. This compares with a net loss of $12.5 million, or $0.43 per share on 29.3 million weighted average shares for the six months ended June 28, 2009.

Non-GAAP net loss for the six months ended July 4, 2010 was $4.6 million, or $0.08 per share, compared with non-GAAP net loss of $5.6 million, or $0.19 per share, for the six months ended June 28, 2009. Weighted average shares used in computing non-GAAP net income (loss) per share were 54.3 million in 2010 and 29.3 million in 2009.

Recent Highlights:

•

Dennis Bencala was appointed to serve as the Company’s chief financial officer and vice president of finance, Michael Kelly was appointed as vice president of worldwide sales and Jim Murphy was appointed as vice president of worldwide human resources.

•

Chunghwa Telecom, Taiwan’s largest telecommunications operator, has selected Ikanos-based VDSL2 central office (CO) products and customer premises equipment (CPE) from D-Link for its high-speed multimedia service deployments. The Ikanos-based modems and Internet protocol digital subscriber line access multiplexers (IP DSLAMs) are being utilized by Chunghwa Telecom in its next-generation multimedia network deployment.

•

Technology Marketing Corporation (TMC) has named Ikanos Velocity™ broadband DSL chipsets as a recipient of the Communications Solutions 2009 Product of the Year Award. Ikanos Velocity chipsets are the industry’s lowest power product, providing superior performance with more than 30 percent power savings over competing offerings. The high-density CO devices provide up to 100 Mbps symmetric bandwidth and operate at sub 1 Watt per port. We believe Ikanos Velocity chipsets are the first CO A/VDSL semiconductor devices compliant with European Code of Conduct power consumption standards, enabling significant cost reductions for electrical power and cooling.

Outlook:

•	Revenue is expected to be between $40 million and $43 million for the third quarter of 2010.

•

GAAP gross margins in the third quarter of 2010 are expected to be between 45% and 48%, which will include amortization of acquisition-related intangibles of approximately $1.1 million. Non-GAAP gross margins are expected to be between 48% and 51% in the third quarter of 2010.

•

GAAP operating expenses in the third quarter of 2010 are expected to be in the range of $29.5 million to $31.5 million, which will include amortization of acquisition-related intangibles of $0.9 million, charges related to stock-based compensation expense of $0.8 to $1.0 million, as well as the costs associated with a restructuring of our operations of $6.0 to $7.0 million. Non-GAAP operating expenses are expected to be in the range of $21 million to $23 million in the third quarter of 2010.

Second Quarter Conference Call:

Management will review the second quarter financial results and its expectations for subsequent periods at a conference call on August 4, 2010 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial 706-902-1343 and enter pass code 89086761. The webcast will be archived and available through August 10, 2010 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and enter pass code 89086761.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2010 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, and FxS, iQV and Ikanos Velocity are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook, such as our expected revenue for the third quarter of 2010, expected gross margins for the third quarter of 2010, expected operating expenses for the third quarter of 2010, the restructuring actions planned for the third and fourth quarters of 2010, associated estimated restructuring charges and the objectives and anticipated results and benefits of such actions, our business strategy, including the Company’s competitive position, our product offerings, benefits of our products, our expectations regarding the impact of new advanced products on future revenue growth, time to market and sources of revenue, benefits of non-GAAP measures, and statements regarding Ikanos Velocity chipsets. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

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IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Revenue	$55,615	$22,429	$112,998	$43,163
Cost of revenue	42,456	13,139	77,894	25,393

Gross profit	13,159	9,290	35,104	17,770

Operating expenses:
Research and development	16,144	9,591	33,216	18,454
Selling, general and administrative	7,691	6,042	15,478	11,680
Restructuring charges	—	279	1,483	546

Total operating expenses	23,835	15,912	50,177	30,680

Loss from operations	(10,676)	(6,622)	(15,073)	(12,910)
Interest income, net	(7)	220	55	457

Loss before income taxes	(10,683)	(6,402)	(15,018)	(12,453)
Provision for income taxes	42	43	110	80

Net loss	$(10,725)	$(6,445)	$(15,128)	$(12,533)

Basic and diluted net loss per share	$(0.20)	$(0.22)	$(0.28)	$(0.43)

Weighted average number of shares	54,511	29,397	54,287	29,298

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 4, 2010				Three Months Ended June 28, 2009
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$55,615	$—		$55,615	$22,429	$—		$22,429
Cost of revenue	42,456	(26	)(a)	41,314	13,139	(69	)(a)	12,382
		(1,116	)(b)			(688	)(b)

Gross profit	13,159	(1,142)		14,301	9,290	(757)		10,047

Operating expenses:
Research and development	16,144	(445	)(a)	15,699	9,591	(687	)(a)	8,904
Selling, general and administrative	7,691	(476	)(a)	5,350	6,042	(583	)(a)	4,106
		(885	)(b)			(372	)(b)
		(980	)(d)			(981	)(c)
Restructuring charges	—	—		—	279	(279	)(e)	—

Total operating expenses	23,835	(2,786)		21,049	15,912	(2,902)		13,010

Income (loss) from operations	(10,676)	3,928		(6,748)	(6,622)	3,659		(2,963)
Interest income and other, net	(7)	—		(7)	220	—		220

Income (loss) before income taxes	(10,683)	3,928		(6,755)	(6,402)	3,659		(2,743)

Provision for income taxes	42	—		42	43	—		43

Net income (loss)	$(10,725)	$3,928		$(6,797)	$(6,445)	$3,659		$(2,786)

Net income (loss) per shares:
Basic	$(0.20)			$(0.12)	$(0.22)			$(0.09)
Diluted	$(0.20)			$(0.12)	$(0.22)			$(0.09)
Weighted average outstanding shares:
Basic	54,511			54,511	29,397			29,397
Diluted	54,511			54,511	29,397			29,397

Notes:	Three Months Ended
	July 4, 2010	June 28, 2009
(a) Stock-based compensation	$947	$1,339
(b) Amortization of acquired intangible assets	2,001	1,060
(c) Transaction-related expenses	—	981
(d) Severance	980	—
(e) Restructuring charges	—	279

Total non-GAAP adjustments	$3,928	$3,659

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended July 4, 2010				Six Months Ended June 28, 2009
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$112,998	$—		$112,998	$43,163	$—		$43,163
Cost of revenue	77,894	(62	)(a)	73,759	25,393	(149	)(a)	23,831
		(2,576	)(b)			(1,413	)(b)
		(1,497	)(c)

Gross profit	35,104	(4,135)		39,239	17,770	(1,562)		19,332

Operating expenses:
Research and development	33,216	(1,126	)(a)	32,090	18,454	(1,419	)(a)	17,035

Selling, general and administrative	15,478	(1,077	)(a)	11,651	11,680	(1,285	)(a)	8,240
		(1,770	)(b)			(743	)(b)
		(980	)(e)			(1,412	)(d)

Restructuring charges	1,483	(1,483	)(f)	—	546	(546	)(f)	—

Total operating expenses	50,177	(6,436)		43,741	30,680	(5,405)		25,275

Income (loss) from operations	(15,073)	10,571		(4,502)	(12,910)	6,967		(5,943)
Interest income and other, net	55	—		55	457	—		457

Income (loss) before income taxes	(15,018)	10,571		(4,447)	(12,453)	6,967		(5,486)

Provision for income taxes	110	—		110	80	—		80

Net income (loss)	$(15,128)	$10,571		$(4,557)	$(12,533)	$6,967		$(5,566)

Net income (loss) per shares:
Basic	$(0.28)			$(0.08)	$(0.43)			$(0.19)
Diluted	$(0.28)			$(0.08)	$(0.43)			$(0.19)
Weighted average outstanding shares:
Basic	54,287			54,287	29,298			29,298
Diluted	54,287			54,287	29,298			29,298

Notes:	Six Months Ended
	July 4, 2010	June 28, 2009
(a) Stock-based compensation	$2,265	$2,853
(b) Amortization of acquired intangible assets	4,346	2,156
(c) Fair value adjustment of acquired inventory	1,497	—
(d) Transaction-related expenses	—	1,412
(e) Severance	980	—
(f) Restructuring charges	1,483	546

Total non-GAAP adjustments	$10,571	$6,967

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 4, 2010	January 3, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$17,757	$27,540
Accounts receivable, net	38,965	34,995
Inventory	27,796	35,050
Prepaid expenses and other current assets	3,077	2,155

Total current assets	87,595	99,740
Property and equipment, net	7,372	7,502
Intangible assets, net	21,014	25,359
Goodwill	8,633	8,633
Other assets	3,121	1,766

	$127,735	$143,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,802	$26,641
Accrued liabilities	20,835	17,050

Total current liabilities	42,637	43,691
Other liabilities	125	2,193

Total liabilities	42,762	45,884
Stockholders’ equity	84,973	97,116

	$127,735	$143,000